Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated March 9, 2011 relating to the consolidated financial statements of Crossroads Systems, Inc. for the two year period ended October 31, 2010.

We further consent to being named as "Experts" in accounting and auditing as defined in this Registration Statement.

/s/ PMB Helin Donovan

Austin, TX
July 19, 2011